UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024
CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Harbour Place Drive, Suite 300
Davidson,	North Carolina	28036
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (704) 869-4600
--------------
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 7.01 REGULATION FD DISCLOSURE
Curtiss-Wright Corporation delivered an investor and securities analyst presentation on Tuesday, May 21, 2024 at 8:30 am EDT in conjunction with its 2024 Investor Day to provide an in-depth review of the Company’s Pivot to Growth strategy for continued profitable growth and introduce new long-term financial targets. A copy of this press release and slide presentation are attached hereto as Exhibits 99.1 and 99.2. Access to the webcast, the press release, and the presentation will be posted on Curtiss-Wright's website at www.curtisswright.com. An archived replay of the webcast and slides shown during the presentation will be available following the completion of the event for one year. The Company undertakes no duty to update any information or statements made in any such materials (or in any other materials made available on the Company’s website) to reflect events or circumstances after the date of publication, except as required by law.

This information is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing made pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The furnishing of these slides is not intended to constitute a representation that such information is required by Regulation FD or that the materials they contain include material information that is not otherwise publicly available.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99.1 Press Release dated May 21, 2024

99.2 Presentation shown during investor and securities analyst presentation on May 21, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURTISS-WRIGHT CORPORATION
By: /s/ K. Christopher Farkas
K. Christopher Farkas
Vice President and
Chief Financial Officer

Date: May 21, 2024